       -----------------------------------------------------------------

                                  SCHEDULE 14A
                                   (Rule 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant  []

Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[X]  Preliminary Proxy Statement   [ ]  Confidential, for Use of the Commission
                                  Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              DELTA APPAREL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              BETTIS C. RAINSFORD
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1)      Title of each class of securities to which transaction applies: .......

         (2)      Aggregate number of securities to which transaction applies: ..........

         (3)      Per unit price or other underlying value of transaction computed pursuant to
                  Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  ............

         (4)      Proposed maximum aggregate value of transaction: ......................

         (5)      Total fee paid: .......................................................

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid: ...............................................

         (2)      Form, Schedule or Registration Statement No.: .........................

         (3)      Filing Party: .........................................................

         (4)      Date Filed: ...........................................................
                 --------------------------------------------------------------------------------

                     PROXY STATEMENT OF BETTIS C. RAINSFORD
                       IN OPPOSITION TO THE SOLICITATION
                          BY THE BOARD OF DIRECTORS OF
                              DELTA APPAREL, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                              DELTA APPAREL, INC.
                         TO BE HELD ON NOVEMBER 7, 2000

                DATE OF THIS PROXY STATEMENT - OCTOBER __, 2000

To Fellow Shareholders of Delta Apparel, Inc.:

                  Bettis C. Rainsford ("Mr. Rainsford") is furnishing this Proxy Statement in connection with the solicitation of proxies to be used for the purposes set forth herein at the 2000 Annual Meeting of Shareholders of Delta Apparel, Inc. (the "Company"), and any adjournment or postponement thereof (the "Annual Meeting"). According to the Company's Proxy Statement, dated October 16, 2000, relating to the Annual Meeting (the "Company Proxy Statement"), the Annual Meeting is currently scheduled to be held on November 7, 2000 at 10:30 a.m., eastern time, at Gunter Theater, 320 South Main Street, Greenville, South Carolina.

         At the Annual Meeting, seven directors of the Company will be elected. For the reasons discussed in this Proxy Statement, Mr. Rainsford is soliciting proxies from shareholders for the following purposes:

         1. To nominate and elect to the Company's Board of Directors (the "Board"), Bettis C. Rainsford, Talmadge Knight, Grace G. Young, Donald P. Howard, Jack J. Jackson, and Roger H. Timpson (collectively, the "Rainsford Nominees"), in opposition to the election of all the nominees of the Board, except for Mr. Humphreys, who has been nominated by the Board and whom Mr. Rainsford supports;

         2. To direct the Company's Board to cause the Company to limit any future annual employee bonuses to five percent (5%) of the operating earnings of the Company for the fiscal year as to which the bonuses are awarded; and

         3. To ratify the appointment of KPMG LLP as the independent auditors for the Company for the 2001 fiscal year.


         Items 2 and 3 above are collectively referred to in this Proxy Statement as the "Rainsford Proposals."

         Each of Mr. Rainsford's proposals is separate and distinct from each other proposal. You may approve or vote separately on any or all of the proposals.

                   MR. RAINSFORD RECOMMENDS THAT YOU VOTE IN
                 FAVOR OF EACH OF THE RAINSFORD NOMINEES AND IN
                    FAVOR OF EACH OF THE RAINSFORD PROPOSALS

         According to the Company Proxy Statement, the principal executive offices of the Company are located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097.

         Shareholders of record of shares of the Company's common stock, par value $0.01 (the "Common Stock"), on October 9, 2000 (the "Record Date") are entitled to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote for each share of Common Stock they own. Copies of this Proxy Statement and the enclosed [BLUE] form of proxy are first being sent or given to shareholders on or about October __, 2000. According to the Company Proxy Statement, there were 2,411,643 shares of Common Stock outstanding as of the Record Date. On the Record Date, Mr. Rainsford beneficially owned an aggregate of 334,218 shares, or approximately 13.9%, of the Common Stock. See Annex I hereto, which is hereby deemed to be a part of this Proxy Statement, for a detailed summary of all purchases and sales of shares of Common Stock by Mr. Rainsford and each of the other Rainsford Nominees. Mr. Rainsford intends to cause all of the shares beneficially owned by him to be voted FOR the Rainsford Nominees and FOR the Rainsford Proposals. Mr. Rainsford currently believes that all of the shares owned by the other Rainsford Nominees will be voted for the Rainsford Nominees and for the Rainsford Proposals.


                                   IMPORTANT

         YOUR VOTE IS EXTREMELY IMPORTANT. If you want to vote for the Rainsford Nominees and/or the Rainsford Proposals, please sign, date and mail the enclosed [BLUE] proxy card.


                CERTAIN INFORMATION REGARDING MR. RAINSFORD AND
                             THE RAINSFORD NOMINEES

         Mr. Rainsford and the other Rainsford Nominees may be deemed to be "participants" within the meaning of Regulation 14A under the Securities Exchange Act of 1934, as amended. Certain biographical information, business background information and information relating to ownership of the Company's Common Stock with respect to the Rainsford Nominees is set forth herein under the heading "Election of Rainsford Nominees as Directors." Certain additional information with respect to the Rainsford Nominees is set forth herein under "Voting Securities and Principal Holders Thereof" and in Annex I hereto.

                  BACKGROUND AND REASONS FOR THE SOLICITATION

         The Company became an independent public company in June 2000, pursuant to a "spin-off" transaction. The Company had previously operated as a division of Delta Woodside Industries, Inc. ("Delta Woodside"). In the spin-off, the Common Stock of the Company was distributed to the shareholders of Delta Woodside.

         Mr. Rainsford had been opposed to the spin-off because he believed that the Company, as a separate entity, would not be positioned to maximize shareholder value due to its relatively small market capitalization. The Board had been warned by various investment banking firms during the period that it was considering the spin-off that public companies with relatively small market capitalizations often have difficulty generating institutional interest, research coverage or trading volume, and that the resulting illiquidity may translate into price discounts to larger industry peers or to the inherent value of the Company's Common Stock. This has proven true for the Company. The total market capitalization of the Company as of October __, 2000 is only about one-half of its net tangible book value as of the end of the Company's 2000 fiscal year. Mr. Rainsford believes that the Company is too small to operate as an independent public company in its current state, and the Rainsford Nominees, if elected to the Board, would aggressively focus on strategies to maximize shareholder value. These strategies may include a sale, merger, recapitalization or other extraordinary corporate transactions with respect to the Company.

         Mr. Rainsford believes that the Company's current Board has callously failed to represent effectively and adequately the interests of the Company and its shareholders, has failed to respond to concerns raised by certain of its largest shareholders and has taken certain steps, including (i) the spin-off of the Company and its companion apparel company, Duck Head Apparel Company, Inc., from Delta Woodside into separate public companies; (ii) the adoption of the shareholder rights plan, commonly called a "poison pill"; (iii) the adoption of a Stock Option Plan providing for grants of options for up to 500,000 shares and an Incentive Stock Award Plan providing for grants of up to 200,000 shares; and
(iv) the setting of excessive compensation for the Company's directors and management, that otherwise have the effect of entrenching the Board, substantially reducing the Company's earnings per share through management bonuses and depressing the Company's share price.

         Mr. Rainsford, in the capacities of shareholder of the Company and previously as an executive officer of Delta Woodside, has repeatedly voiced his concerns to the Board regarding management's failure to maximize shareholder value. Because of the Board's failure to adequately respond to such concerns, Mr. Rainsford believes that the only effective means of change available to the Company's shareholders is the election of new directors to the Board. Mr. Rainsford, therefore, has determined to nominate and to solicit proxies for the election of six new directors in lieu of all incumbents or other nominees except for Mr. Humphreys, who has been nominated by the Company for election at the Annual Meeting and whom Mr. Rainsford supports.

         Mr. Rainsford believes that the current directors have consistently demonstrated a callous disregard for the interests of the shareholders of the Company. He thinks that the election as directors of individuals of solid integrity who have pledged their commitment to the interests of the shareholders of the Company is essential to preserving and maximizing shareholder value. Mr. Rainsford believes that the Company would benefit from the election of the Rainsford Nominees. The Rainsford Nominees are well-qualified individuals who will bring a wealth of experience, diverse backgrounds, specialized knowledge, enthusiasm and vigor that will help enhance the Company and its future activities and growth. They are committed to help unlock the shareholder value that the present Board has failed to enhance.

         Mr. Rainsford believes that the bonuses paid by the Company to management have been excessive and a waste of corporate assets. The three executive officers of the Company named in the Company Proxy Statement received total compensation of $1,937,090 for the Company's 2000 fiscal year. Included in this amount are bonuses "to reward performance" totaling $1,272,180. Based on the Company's capital structure, the amount of these bonuses, which only include bonuses to three members of the management team, represent a payment of over fifty cents ($.50) per share of outstanding Common Stock. Mr. Rainsford has included a proposal to cause the Board to limit the total bonuses paid to all employees to five percent (5%) of operating earnings for the year that the bonus is paid, after giving effect to operating earnings for the accrual of such bonuses. Although this shareholder proposal cannot bind the Board to take this action, its approval will make clear to the Board that the shareholders will not tolerate excessive payments which serve only to benefit management.

                  ELECTION OF RAINSFORD NOMINEES AS DIRECTORS

         Currently, the Board consists of eight members, but the Board has limited the current election to seven members. The terms of all of the directors expire at the Annual Meeting. Mr. Rainsford is proposing that the shareholders of the Company elect the Rainsford Nominees to the Board at the Annual Meeting. The Rainsford Nominees named in the table below, each of whom has consented to serve as a director if elected, would serve until the Company's annual meeting of shareholders in 2001 and until his or her successor has been duly elected and qualified.


NAME, AGE AND BUSINESS ADDRESS                  PRESENT PRINCIPAL OCCUPATION, FIVE-YEAR EMPLOYMENT
                                                HISTORY AND DIRECTORSHIPS


Bettis C. Rainsford, age 49                     Mr. Rainsford is a co-founder of Delta Woodside (including its
108 1/2 Courthouse Square                       predecessors), a textile and apparel company, and served as its
P.O. Box 388                                    Chief Financial Officer from its founding in 1984 until October
Edgefield, SC  29824                            1999.  He is currently the President of Rainsford Development
                                                Corporation, a company engaged in general business development activities.  Mr. Rainsford is currently a director of Duck Head
                                                Apparel Company, Inc.

Talmadge Knight, age 59                         Mr. Knight is the founder, Chief Executive Officer and a director of
310 South Main Street                           Knight Textile Corporation, an apparel

Saluda, SC 29138                                manufacturing company, and has served in these roles since 1971.

Grace G. Young, age 51                          Since October 1997, Ms. Young has served in numerous capacities with
100 CTC Dr.                                     Concurrent Technologies Corporation, a science, technology and
Edgefield, SC  29824                            management solutions company.  She was the Chief Business Analyst from October 1997 to December 1999, the Executive Director,
                                                Southern Division from December 1999 to May 2000 and has been the Executive Director, Health Care Systems since June 2000.
                                                From January 1995 to June 1997, she was the Cabinet Director
                                                for Governor David M. Beasley for South Carolina Parks,
                                                Recreation and Tourism. She is a director of Enterprise
                                                Ventures, a registered broker/dealer.

Donald P. Howard, age 55                        From 1987 to present, Mr. Howard has been President of Genin
565 Vann Road                                   Corporation, a retail industry consulting and real estate holding
Trenton, SC  29847                              company.  Mr. Howard has also been an Assistant Professor of
                                                Management for Augusta State University since 1996.  Mr. Howard was employed by Belk Stores, a retail department store chain, from 1968 to 1987, where he became a director and Vice President in 1975 and Executive Vice
                                                President and a partner in 1981.

Roger H. Timpson, age 52                        Since 1982, Mr. Timpson has been a self-employed private investor.
317 Wigfall Street
Edgefield, SC  29824

Jack J. Jackson, age 54                         Prior to his retirement in July 1999, Mr. Jackson served as the
414 Pompano Street                              Senior Vice President and as President, North America Market Region
Edisto Island, SC  29438                        for Pharmacia & Upjohn, Inc., a pharmaceuticals company, from
                                                December 1995. From January 1993 to December 1995, he was the
                                                Senior Vice President, Western Hemisphere Pharmaceutical
                                                Operations and also assumed the temporary responsibility for
                                                International Pharmaceutical Operations of Pharmacia &
                                                Upjohn, Inc. in June 1995.


         It is anticipated that each Rainsford Nominee, if elected, will receive director's fees limited to $10,000 per annum.

                    VOTE AND RECOMMENDATION WITH RESPECT TO
                             THE RAINSFORD NOMINEES

         Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote. Assuming that a quorum is present, directors are elected by the affirmative vote of a plurality of the votes cast by the shares of Common Stock represented at the Annual Meeting. Accordingly, the eight nominees receiving the greatest number of votes cast at the Annual Meeting upon the presence of a quorum will be elected as directors. Because directors will be elected on the basis of the number of votes cast, proxies that are marked "Withhold Authority" or on which a broker or other nominee has indicated a lack of discretionary authority (broker non-votes) will not be counted in the election of directors.

         Although it is anticipated that each Rainsford Nominee will be able to serve as a director, should any Rainsford Nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by Mr. Rainsford.

                        MR. RAINSFORD RECOMMENDS A VOTE
                          "FOR" THE RAINSFORD NOMINEES

                      PROPOSAL TO LIMIT MANAGEMENT BONUSES

         The three executive officers of the Company named in the Company Proxy Statement received total compensation of $1,937,090 for the Company's 2000 fiscal year. Included in this amount are bonuses "to reward performance" totaling $1,272,180. Based on the Company's capital structure, the amount of these bonuses, which only include bonuses to three members of the management team, represent a payment of over fifty cents ($.50) per share of outstanding Common Stock. Mr. Rainsford believes that the bonuses paid by the Company to management have been excessive and a waste of corporate assets.

         Mr. Rainsford has included a proposal to cause the Board to limit the total bonuses paid to all employees to five percent (5%) of operating earnings for the year that the bonus is paid, after giving effect to operating earnings for the accrual of such bonuses. Although this shareholder proposal cannot bind the Board to take this action, its approval will make clear to the Board that the shareholders will not tolerate excessive payments which serve only to benefit management.

                        MR. RAINSFORD RECOMMENDS A VOTE
                 "FOR" THE PROPOSAL TO LIMIT MANAGEMENT BONUSES


                     RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors recommends the ratification of the appointment of KPMG LLP, independent certified public accountants, as auditors for the Company and its subsidiaries for the 2001 fiscal year and to audit and report to the shareholders upon the financial statements of the Company as of and for the period ending June 30, 2001.

         KPMG LLP currently serves as the Company's independent auditors and was originally engaged by Delta Woodside on August 19, 1994 to serve as principal accountants for Delta Woodside's 1995 fiscal year.

         Mr. Rainsford believes that representatives of KPMG LLP will be present at the Annual Meeting and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions that the shareholders may have. To the best of Mr. Rainsford's knowledge, neither the firm nor any of its members has any relation with the Company except in the firm's capacity as auditors or as advisors.

         The decision of the Board to appoint KPMG LLP was based on the recommendation of the Audit Committee. Mr. Rainsford expects that, in the future, the Board will continue to appoint the Company's auditors annually based on the recommendation of the Audit Committee and subsequently submit the appointment to the shareholders for ratification.

                        MR. RAINSFORD RECOMMENDS A VOTE
                "FOR" THE RATIFICATION OF SELECTION OF AUDITORS


         IF YOU PROPERLY SIGN, DATE AND RETURN THE [BLUE] PROXY CARD, BUT DO NOT INDICATE YOUR INSTRUCTIONS THEREON, YOUR SHARES WILL BE VOTED FOR EACH OF THE RAINSFORD NOMINEES AND FOR EACH OF THE RAINSFORD PROPOSALS.

                   STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS
                                 AND MANAGEMENT

         The Company's Common Stock is the only outstanding class of voting securities. The following table sets forth certain information as of October 5, 2000, regarding the beneficial ownership of the Company's Common Stock by (i) persons beneficially owning in any case more than five percent of the Common Stock, (ii) the directors, (iii) the executive officers of the Company, (iv) all current directors and executive officers as a group, and (v) each new nominee for election to the Board at the Annual Meeting. Except for footnote 6 or as otherwise noted, all information in this section is based on information reported by the Company in the Company Proxy Statement.


                                                                                   SHARES            PERCENTAGE OF
                                                                                BENEFICIALLY             CLASS
       NAME OF BENEFICIAL OWNER                                                    OWNED              OUTSTANDING
       ------------------------                                                    -----              -----------

       Reich & Tang Asset Management L.P. (1)                                      284,300                11.8%
       600 Fifth Avenue
       New York, New York  10020

       Franklin Resources, Inc. (2)                                                224,000                 9.3%
       Franklin Advisory Services, LLC
       Charles B. Johnson
       Rupert H. Johnson, Jr.
       777 Mariners Island Boulevard
       San Mateo, California  94404

       Dimensional Fund Advisors Inc. (3)                                          194,291                 8.1%
       1299 Ocean Avenue, 11th Floor
       Santa Monica, California  90401

       Royce & Associates (4)                                                      187,440                 7.8%
       1414 Avenue of the Americas
       Ninth Floor
       New York, NY  10019

       E. Erwin Maddrey, II (5)                                                    347,593                14.4%
       233 North Main Street
       Suite 200
       Greenville, SC  29601

       Bettis C. Rainsford (6)                                                     334,218                13.9%
       108-1/2 Courthouse Square
       Post Office Box 388
       Edgefield, SC  29824


       Buck A. Mickel (7) (8)                                                      158,742                 6.6%
       Post Office Box 6721
       Greenville, SC  29606

       Micco Corporation (8)                                                       124,063                 5.1%

       Post Office Box 795
       Greenville, SC  29602

       Minor H. Mickel (8) (9)                                                     157,804                 6.5%
       415 Crescent Avenue
       Greenville, SC  29605

       Minor M. Shaw (8) (10)                                                      150,560                 6.2%
       Post Office Box 795
       Greenville, SC  29602

       Charles C. Mickel (8) (11)                                                  149,694                 6.2%
       Post Office Box 6721
       Greenville, SC  29606

       William F. Garrett (12)                                                      17,671                 (19)

       C. C. Guy (13)                                                                3,849                 (19)

       Robert W. Humphreys (14)                                                      6,010                 (19)

       Dr. James F. Kane (15)                                                        4,055                 (19)

       Dr. Max Lennon (16)                                                           2,881                 (19)

       Herbert M. Mueller (17)                                                       3,834                 (19)

       All current directors and executive officer as a group (8                   544,635                22.6%
       persons) (18)

-----------------------------------

         (1) Reich & Tang Asset Management L.P. ("Reich & Tang") has not yet filed with the Securities and Exchange Commission any document related specifically to its ownership of the securities of the Company. The information set forth above is based on an amendment to Schedule 13G that was filed with the Securities and Exchange Commission on February 15, 2000 by Reich & Tang pertaining to its ownership solely of Delta Woodside common stock and confirmation obtained on September 20, 2000 from Reich & Tang. However, based on the confirmation obtained from Reich & Tang, the Company understands that Reich & Tang possesses the same ownership, voting and dispositive power with respect to the Company's shares as it does for the shares of Delta Woodside (adjusted to reflect that one share of the Company's Common Stock was distributed for every 10 Delta Woodside shares in the spin-off with cash paid in lieu of fractional shares). In the amendment, Reich & Tang reported that, with respect to the common stock of Delta Woodside, it has shared voting power and shared dispositive power with respect to all of the shares shown. The amendment reported that the shares of Delta Woodside common stock were held on behalf of certain accounts for which Reich & Tang provides investment advice and as to which Reich & Tang has full voting and dispositive power for as long as it retains management of the assets. According to the amendment, each account has the right to receive and the power to direct receipt of dividends from, or the proceeds from the sale of, the Delta Woodside shares. The amendment reported that none of such accounts has an interest with respect to more than 5% of the outstanding shares of Delta Woodside.

         (2) Franklin Resources, Inc. ("FRI") has not yet made a filing with the Securities and Exchange Commission related specifically to the securities of the Company. The information set forth above is based on an amendment to Schedule 13G that was filed by FRI with the Securities and Exchange Commission on January 20, 2000 with respect to Delta Woodside common stock and on confirmation obtained on September 20, 2000. However, based on the confirmation, the Company understands that FRI possesses the same ownership, voting and dispositive power with respect to the Company's shares as it does for the shares of Delta Woodside (adjusted to reflect that one share of the Company's Common Stock was distributed for every 10 Delta Woodside shares in the spin-off with cash paid in lieu of fractional shares). In the amendment FRI reported that, with respect to Delta Woodside common stock, the shares are beneficially owned by one or more investment companies or other managed accounts that are advised by one or more direct and indirect investment advisory subsidiaries of FRI. The amendment reported that the advisory contracts grant to the applicable investment advisory subsidiary(ies) all investment and/or voting power over the securities owned by their investment advisory clients. Accordingly, such subsidiary(ies) may be deemed to be the beneficial owner of the shares shown in the table. The amendment reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the "FRI Principal Shareholders") (each of whom has the same business address as FRI) each own in excess of 10% of the outstanding common stock and are the principal shareholders of FRI and may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. The amendment reported that one of the investment advisory subsidiaries, Franklin Advisory Services, LLC (whose address is One Parker Plaza, Sixteenth Floor, Fort Lee, New Jersey 07024), has sole voting and dispositive power with respect to all of the shares shown. FRI, the FRI Principal Shareholders and the investment advisory subsidiaries disclaim any economic interest or beneficial ownership in the shares and are of the view that they are not acting as a "group" for purposes of the Securities Exchange Act of 1934, as amended. The amendment reported that Franklin Balance Sheet Investment Fund, a series of Franklin Value Investors Trust, a company registered under the Investment Company Act of 1940, has an interest in more than 5% of the class of securities reported in the amendment.

         (3) Dimensional Fund Advisors Inc. ("Dimensional") has not yet made a filing with the Securities and Exchange Commission specifically related to its ownership of securities of the Company. The information set forth above is based on an amendment to Schedule 13G that was filed by Dimensional with the Securities and Exchange Commission on February 3, 2000 with respect to its ownership of shares of Delta Woodside and on confirmation obtained on September 20, 2000. However, based on the confirmation, the Company understands that Dimensional possesses the same ownership, voting and dispositive power for the shares of the Company as it does for those of Delta Woodside (adjusted to reflect that one share of the Company's Common Stock was distributed for every 10 Delta Woodside shares in the spin-off with cash paid in lieu of fractional shares). Dimensional reported that it had sole voting power and sole dispositive power with respect to all of the shares. The amendment reports that Dimensional furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts, that all of the shares of Delta Woodside's common stock were owned by such investment companies, trusts or accounts, that in its role as investment adviser or manager Dimensional possesses voting and/or investment power over the Delta Woodside shares reported, that Dimensional disclaims beneficial ownership of such securities and that, to the knowledge of Dimensional, no such investment company, trust or account client owned more than 5% of the outstanding shares of Delta Woodside's common stock.

         (4) This information was provided to the Company by telephone on October 9, 2000 by an employee of Royce & Associates.

         (5) Mr. Maddrey is a director of the Company, Delta Woodside and Duck Head Apparel Company, Inc. and was the President and Chief Executive Officer of Delta Woodside until June 2000. The number of shares shown as beneficially owned by Mr. Maddrey includes 43,147 shares held by the E. Erwin and Nancy B. Maddrey, II Foundation, a charitable trust, as to which shares Mr. Maddrey holds sole voting and investment power but disclaims beneficial ownership and approximately 107 shares allocated to the account of Mr. Maddrey in Delta Woodside's Savings and Investment Plan (the "Delta Woodside 401(k) Plan"). Mr. Maddrey is fully vested in the shares allocated to his account in the Delta Woodside 401(k) Plan.

         (6) Mr. Rainsford is currently a director of the Company. Mr. Rainsford reported beneficial ownership of 334,218 shares of Common Stock in Amendment No. 1 to Schedule 13D, filed with the SEC on October 6, 2000. Mr. Rainsford disclaims beneficial ownership of 4,794 of these shares registered in the name of The Edgefield County Foundation over which he holds voting and investment power. Mr. Rainsford has pledged a total of 329,408 shares of Common Stock to Carolina First Bank and Merrill Lynch & Co. as security for certain loans.

         (7) Buck A. Mickel is a director of the Company, Delta Woodside and Duck Head Apparel Company, Inc. The number of shares shown as beneficially owned by Buck A. Mickel includes 34,392 shares directly owned by him, all of the 124,063 shares owned by Micco Corporation, and 287shares held by him as custodian for a minor. See Note (8).

         (8) Micco Corporation owns 124,063 shares of the Company's common stock. The shares of common stock of Micco Corporation are owned in equal parts by Minor H. Mickel, Buck A. Mickel (a director of the Company), Minor M. Shaw and Charles C. Mickel. Buck A. Mickel, Minor M. Shaw and Charles C. Mickel are the children of Minor H. Mickel. Minor H. Mickel, Buck A. Mickel, Minor M. Shaw and Charles C. Mickel are officers and directors of Micco Corporation. Each of Minor H. Mickel, Buck A. Mickel, Minor M. Shaw and Charles C. Mickel disclaims beneficial ownership of three quarters of the shares of the Company's common stock owned by Micco Corporation. Minor H. Mickel directly owns 33,741 shares of the Company's common stock. Buck A. Mickel, directly or as custodian for a minor, owns 34,679 shares of the Company's common stock. Charles C. Mickel, directly or as custodian for his children, owns 25,621 shares of the Company's common stock. Minor M. Shaw, directly or as custodian for her children, owns 25,049 shares of the Company's common stock. Minor M. Shaw's husband, through an individual retirement account and as custodian for their children, beneficially owns approximately 1,448 shares of the Company's common stock, as to which shares Minor M. Shaw may also be deemed a beneficial owner. Minor M. Shaw disclaims beneficial ownership with respect to these shares and with respect to the 274 shares of the Company's common stock held by her as custodian for her children. The spouse of Charles C. Mickel owns 10 shares of the Company's common stock, as to which shares Charles C. Mickel may also be deemed a beneficial owner. Charles C. Mickel disclaims beneficial ownership with respect to these shares and with respect to the 351 shares of the Company's common stock held by him as custodian for his children. Buck A. Mickel disclaims beneficial ownership with respect to the 287 shares of the Company's common stock held by him as custodian for a minor.

         (9) The number of shares shown as beneficially owned by Minor H. Mickel includes 33,741 shares directly owned by her and all of the 124,063 shares owned by Micco Corporation. See Note (8).

         (10) The number of shares shown as beneficially owned by Minor M. Shaw includes 25,621 shares owned by her directly or as custodian for her children, approximately 1,448 shares beneficially owned by her husband through an individual retirement account or as custodian for their children, and all of the 124,063 shares owned by Micco Corporation. See Note (8).

         (11)     The number of shares shown as beneficially owned by Charles
C. Mickel includes 25,621 shares owned by him directly or as custodian for his children, 10 shares owned by his wife and all of the 124,063 shares owned by Micco Corporation. See Note (8).

         (12) William F. Garrett is a director of the Company, Delta Woodside and Duck Head Apparel Company, Inc. The number of shares shown as beneficially owned by Mr. Garrett includes 208 shares allocated to the account of Mr. Garrett in the Delta Woodside 401(k) Plan. Mr. Garrett is fully vested in the shares allocated to his account in the Delta Woodside 401(k) Plan.

         (13) C. C. Guy is a director of the Company, Delta Woodside and Duck Head Apparel Company, Inc. The number of shares shown as beneficially owned by C. C. Guy includes 1,896 shares owned by his wife, as to which shares Mr. Guy disclaims beneficial ownership.

         (14) Robert W. Humphreys is President and Chief Executive Officer and a director of the Company. Excluded from the table are 62,500 shares covered by options that are not exercisable within 60 days after October 5, 2000 and 16,000 shares subject to awards under the Company's Incentive Stock Award Plan which will not vest within 60 days after October 5, 2000.

         (15) Dr. James F. Kane is a director of the Company, Delta Woodside and Duck Head Apparel Company, Inc. The shares shown as beneficially owned by him are held in a Keogh account or an IRA account.

         (16) Dr. Max Lennon is a director of the Company, Delta Woodside and Duck Head Apparel Company, Inc.

         (17) Herbert M. Mueller is Vice President, Chief Financial Officer and Treasurer of the Company. Excluded from the table are 14,000 shares covered by options that are not exercisable within 60 days after October 5, 2000 and 4,800 shares subject to awards under the Company's Incentive Stock Award Plan which will not vest within 60 days after October 5, 2000.

         (18) Includes all shares deemed to be beneficially owned by any current director or executive officer.

         (19)     Less than one percent.

         The following table sets forth the ownership of the Common Stock as of October __, 2000, by each of the Rainsford Nominees. Unless otherwise indicated, such persons have sole voting and investment power with respect to such shares, and all such shares are owned beneficially by the person indicated.

                                                 AMOUNT OF BENEFICIAL
         NAME                                         OWNERSHIP                      PERCENT OF CLASS (1)
         ----                                         ----------                     --------------------
         Bettis C. Rainsford (2)                     334,218                                13.9%
         Talmadge Knight                                   0                                   0
         Grace G. Young                                    0                                   0
         Donald P. Howard                                  0                                   0
         Jack J. Jackson                                   0                                   0
         Roger H. Timpson                                  0                                   0

         (1) Based on the Common Stock shown as outstanding as of the date of the Information Statement.

         (2) Mr. Rainsford reported beneficial ownership of 334,218 shares of Common Stock in Amendment No. 1 to Schedule 13D, filed with the SEC on October 6, 2000. Mr. Rainsford disclaims beneficial ownership over 4,794 of these shares registered in the name of The Edgefield County Foundation over which he holds voting and investment power. Mr. Rainsford has pledged a total of 329,408 shares of Common Stock to Carolina First Bank and Merrill Lynch & Co. as security for certain loans.


               INFORMATION CONCERNING THE SOLICITATION OF PROXIES

         The costs of this solicitation will be borne by Mr. Rainsford. Talmadge Knight has agreed to reimburse Mr. Rainsford up to $62,500 of the cost of this solicitation of proxies. In addition to solicitation by mail, Mr. Rainsford may solicit proxies in person, by telephone, by telegram, by personal interview, by e-mail or by telecopier. Mr. Rainsford will not receive any compensation for such solicitations. Mr. Rainsford will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward Mr. Rainsford's proxy materials to the beneficial owners of the shares of Common Stock they hold of record and obtain authorization for the execution of proxy cards. Mr. Rainsford will reimburse these record holders for customary mailing expenses incurred by them in forwarding Mr. Rainsford's materials. Mr. Rainsford has retained Morrow & Co. to assist Mr. Rainsford in connection with communications with shareholders and to provide other services in connection with the solicitation of proxies. The fee of Morrow & Co. is estimated to be $75,000, plus reasonable out-of-pocket costs and expenses. To date, Mr. Rainsford has paid Morrow & Co. approximately $25,000. Approximately 30 employees of Morrow & Co. are expected to be utilized in connection with the solicitation of proxies. Neither Mr. Rainsford nor, to the best of Mr.

Rainford's knowledge, any person acting on his behalf has retained any other person to make solicitations or recommendations to security holders on his behalf in connection with the solicitation of proxies. Costs related to the solicitation of proxies with respect to the election of the Rainsford Nominees include expenditures for attorneys, proxy solicitors, printing, postage, and related expenses and fees and are expected to aggregate approximately $125,000. To date, Mr. Rainsford has spent approximately $75,000 of such total estimated expenditures. Mr. Rainsford intends to seek reimbursement from the Company for the costs incurred in connection with this proxy solicitation. Such request for reimbursement will not be submitted to a vote of the Company's shareholders.



                                PROXY PROCEDURES

         Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the Rainsford Nominees and FOR the Rainsford Proposals. A proxy executed by a holder of shares may be revoked at any time before its exercise by sending a written revocation (as provided below), by submitting another properly executed proxy with a later date prior to the time of the Annual Meeting or by ballot at the Annual Meeting. The mere presence of any shareholder at the Annual Meeting will not operate to revoke his or her proxy. The revocation may be delivered to _________________ at ___________________ or any other address provided by the Company. Although a revocation or a later dated proxy delivered to the Company but not to Mr. Rainsford will be effective, Mr. Rainsford requests that if a revocation or a later dated proxy is delivered only to the Company, a photostatic copy of the revocation or later dated proxy also be delivered to Mr. Rainsford so that he will be aware of such revocation or later dated proxy. All revocations received by Mr. Rainsford will be delivered to the Company immediately prior to the convening of the Annual Meeting. Shareholders who have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to so notify Mr. Rainsford prior to the time of the Annual Meeting. IF YOU WISH TO VOTE FOR THE ELECTION OF THE RAINSFORD NOMINEES TO THE BOARD AND FOR THE RAINSFORD PROPOSALS, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED [BLUE] PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR FAX BOTH SIDES OF THE ENCLOSED [BLUE] PROXY CARD TO MR. RAINSFORD AT (803) 637-6066. MR. RAINSFORD RECOMMENDS THAT YOU VOTE "FOR" THE RAINSFORD NOMINEES AND "FOR" THE RAINSFORD PROPOSALS.


                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Pursuant to Section 2.14 of the Company's Bylaws, as amended, for any shareholder proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for the next annual meeting, the proposals must be received at the Company's executive offices not later than 120 calendar days prior to the first anniversary date of the immediately preceding annual meeting or not later than 10 days after notice or public disclosure of the date of the annual meeting shall be given or made to shareholders, whichever date is earlier. Such proposals should be submitted by certified mail, return receipt requested, addressed to the Company, 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097, Attention: Secretary.

                              COMPANY INFORMATION

         Except as otherwise noted herein, the information concerning the Company contained in this Proxy Statement has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although Mr. Rainsford does not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, Mr. Rainsford does not take any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events that may affect the significance or accuracy of any such information.

                                 OTHER MATTERS

         Except as otherwise noted herein, Mr. Rainsford knows of no other matters that are likely to be brought before the Annual Meeting, but if other matters do properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.


                                   **********


         It is important that your [BLUE] proxy card be returned promptly. If you do not plan to attend the Annual Meeting, we urge you to fill out, date and mail the enclosed [BLUE] proxy card in the enclosed envelope, which requires no postage if mailed in the United States.



Dated:  October  __, 2000

Bettis C. Rainsford

                                                                        ANNEX I


         Within the past two years, Mr. Rainsford and the Rainsford Nominees have engaged in the following transactions in securities of the Company:



                           TRADE                     QUANTITY
PARTICIPANT                DATE                      (SHARES)
-----------                ----                      --------
Bettis C. Rainsford      6/30/00                     14,880*

         *Mr. Rainsford received these shares pursuant to Delta Woodside's Long Term Incentive Plan.

         Except as set forth in this Proxy Statement, none of the Rainsford Nominees or any associate or any other participant of the foregoing, directly or indirectly owns any securities of the Company or any subsidiary of the Company beneficially or of record, has the right to acquire beneficial ownership within 60 days or has purchased or sold such securities within the past two years.

         To the knowledge of the Rainsford Nominees, except as set forth in this Proxy Statement, none of the Rainsford Nominees or any other participant has any substantial interest, direct or any indirect, by securities holdings or otherwise, in any matter to be acted upon at the Annual Meeting, except for the election of directors.

         No part of the purchase price of the shares of Common Stock beneficially owned by any the Rainsford Nominees, or any other participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding securities.

         Except as set forth in this Proxy Statement, none of the Rainsford Nominees, or any other participant is, or within the past year has been a party to any contract, arrangement, or understanding with any person with respect to any securities of the Company.

         Except as set forth in this Proxy Statement, none of the Rainsford Nominees or any other participant, or any associate of the foregoing, has any arrangement or understanding with any person (A) with respect to any future employment by the Company or its affiliates or (B) with respect to its future transactions to which the Company or any affiliates will or may be a party.

         There are no pending legal proceedings in which any Rainsford Nominees or any other Participant, or any of their respective associates, is a party adverse to the Company or any of its affiliates or in which any Rainsford Nominees, or any other Participant, or any of their respective associates has an interest adverse to the Company or its affiliates.

         Except as set forth in this Proxy Statement, there are no transactions, or series of transactions, since the beginning of the Company's last fiscal year, or any currently proposed transactions, in which the Company or any of its subsidiaries was a party, in an amount which exceeds $60,000 and in which any Rainsford Nominee has a material interest.

                              [FORM OF PROXY CARD]
         2000 ANNUAL MEETING OF THE SHAREHOLDERS OF DELTA APPAREL, INC.
                         TO BE HELD ON NOVEMBER 7, 2000

        THIS PROXY IS SOLICITED BY BETTIS C. RAINSFORD ("MR. RAINSFORD")
                  AND NOT BY THE COMPANY'S BOARD OF DIRECTORS

         The undersigned hereby appoints _____________________ and ___________________, and each of them, with full power of substitution, as proxy of the undersigned to vote all of the common stock, par value $0.01 (the "Common Stock"), of Delta Apparel, Inc. (the "Company") that the undersigned is entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at:

         Gunter Theater
         320 South Main Street
         Greenville, South Carolina

on Tuesday, November 7, 2000, at 10:30 A.M., eastern time, and at any and all adjournment(s) or postponement(s) thereof.

                             ELECTION OF DIRECTORS

         MR. RAINSFORD RECOMMENDS A VOTE "FOR" THE FOLLOWING DIRECTOR NOMINEES:

1. Election of Bettis C. Rainsford, Talmadge Knight, Grace G. Young, Donald P. Howard, Jack J. Jackson, and Roger H. Timpson.

[ ]   FOR ALL NOMINEES LISTED               [ ]   WITHHOLD AUTHORITY
      ABOVE                                       TO VOTE FOR ALL
      (EXCEPT AS MARKED TO THE                    NOMINEES LISTED
      CONTRARY BELOW)                             ABOVE

                                  INSTRUCTIONS

         To withhold authority to vote for the election of one or more of such candidate(s), mark FOR above and write the name(s) of the person(s) with whom you wish to withhold authority in the following space.

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

MR. RAINSFORD RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

2. To direct the Board to cause the Company to limit any future annual employee bonuses to five percent (5%) of the operating earnings of the Company for the fiscal year as to which the bonuses are awarded.

         [  ]                    [  ]                 [  ]
          --                      --                   --
         For                   Against              Abstain

3. To ratify the selection of KPMG LLP as the independent auditors for the Company for the 2001 fiscal year.

         [  ]                    [  ]                 [  ]
          --                      --                   --
         For                   Against              Abstain


MR. RAINSFORD RECOMMENDS YOU VOTE "FOR" ITEMS 2 AND 3

         The above-named proxies of the undersigned are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting and any adjournment(s) or postponement(s) thereof.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER MARKED HEREIN BY THE UNDERSIGNED. IF NO MARKING IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE RAINSFORD NOMINEES DESCRIBED ABOVE AND "FOR" PROPOSALS 2 AND 3. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT FROM MR. RAINSFORD, DATED OCTOBER ___, 2000, SOLICITING PROXIES FOR THE ANNUAL MEETING.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

         ALL PREVIOUS PROXIES GIVEN BY THE UNDERSIGNED TO VOTE AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF ARE HEREBY REVOKED.

Dated:   ____________, 2000

                                            ---------------------------
                                            Signature

                                            ---------------------------
                                            Signature, if held jointly

                                            ----------------------------
                                            Title of Authority

         Please date this Proxy and sign it exactly as your name or names appear on your stock certificates or on a label affixed hereto. When shares are held jointly, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. If shares are held by a corporation, please sign in full the corporate name by President or other authorized officer. If shares are held by a partnership, please sign in the partnership name by an authorized person.

IMPORTANT: PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.